UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014 (January 21, 2014)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

a)     Not applicable

b)     On January 21, 2014, Peoples Bancorp Inc. (“Peoples”) received a letter from Theodore P. Sauber notifying Peoples of his intention to retire from the Boards of Directors of Peoples and its subsidiary,
Peoples Bank, National Association, effective when his term ends at Peoples’ 2014 Annual Meeting of
Shareholders. A copy of Mr. Sauber’s letter is included as Exhibit 17 to this Current Report on Form 8-K.
Mr. Sauber has been a member of the Peoples Board of Directors since 2004, and a member of Peoples
Bank, National Association’s Board of Directors since 1990.

c) - f) Not applicable

Item 8.01     Other Events

On January 23, 2014, Peoples issued a news release announcing that the Board of Directors declared a quarterly dividend of $0.15 per common share. A copy of the news release is included as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
a) - c) Not applicable

d)     Exhibits
See Index to Exhibits on Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	January 23, 2014	By:/s/	EDWARD G. SLOANE
Edward G. Sloane

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
17
Letter received by Peoples Bancorp Inc. on January 21, 2014, from Theodore P. Sauber giving notice of his intention to retire from the Boards of Peoples Bancorp Inc. and Peoples Bank, National Association when his term ends at the 2014 Annual Meeting of Shareholders.

99	News Release issued by Peoples Bancorp Inc. on January 23, 2014.